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                                                                EXHIBIT 10.2 (a)



                                PALL CORPORATION



                           SUPPLEMENTARY PENSION PLAN



                    (As Amended and Restated on July 11, 2000
                               and July 17, 2001)








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                                PALL CORPORATION
                           SUPPLEMENTARY PENSION PLAN


                  Pall Corporation, a New York corporation (hereinafter called the "Corporation"), recognizes the contributions to its growth and success which have been made by certain key officers employed by the Corporation and desires to retain the services of such individuals and to assure the Corporation of the continued benefit of their experience and advice. Accordingly, the Corporation has decided to provide such individuals with deferred compensation payable to or for their benefit which, together with the other retirement benefits payable to such individuals from the Corporation and under Title II of the Social Security Act, will assure such individuals of sufficient funds during retirement.


                                    ARTICLE I
                                   DEFINITIONS

                   As used in this Pall Corporation Supplementary Pension Plan (hereinafter called the "Plan"), the following terms shall have the meanings described in this Article I:

                   Section 1.1 "Affiliated Corporation" means a member of a controlled group of corporations of which the Corporation is a member. For purposes hereof, a "controlled group of corporations" means a controlled group of corporations as defined in section 1563(a) of the Internal Revenue Code, determined without regard to Section 1563(b)(2)(C).

                  Section 1.2 "Board of Directors" means the board of directors of the Corporation. Section 1.3 "Committee" means the Committee appointed and acting for the time being pursuant to Article VI.

                  Section 1.4 "Compensation" means, for any Plan Year, the total of all salary, incentive compensation and other bonus payments (a) received by the Member for such Plan Year from all Affiliated Corporations plus (b) amounts which a Member would have received for such Plan Year from Affiliated Corporations but for the Member's election to contribute such amounts to any employee benefit plan or program (including but not limited to the Pall Corporation Profit-Sharing Plan, any "cafeteria plan" and the Management Stock Purchase Plan and Employee Stock Purchase Plan adopted in 1999) pursuant to a salary reduction or deduction agreement. The term "Compensation" does not include any fringe benefits such as, but not limited to the provision of an automobile or cash in lieu thereof, stock options, stock appreciation rights, initial award or matching restricted stock units under the Management Stock Purchase Plan, or other employer contributions by the Affiliated Corporations to all or any employee retirement or benefit plans or programs, including but not limited to the Pall Corporation Profit-Sharing Plan and Supplementary Profit-Sharing Plan.


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                  Section 1.5 "Consumer Price Index" means the "Consumer Price
Index for all Urban Consumers for New York - Northern New Jersey - Long Island, NY-NJ-CT" compiled and published by the Bureau of Labor Statistics of the United States Department of Labor or any successor index thereto.

                  Section 1.6 "Early Retirement Date" means the last day of the month coinciding with or immediately following the later of (a) the date on which the Member attains age 60 and (b) the date on which the Member's pension under the Plan vests in accordance with Section 2.1.

                  Section 1.7 "Effective Date" means August 1, 1978.

                  Section 1.8 Except as otherwise provided for specified Members in Appendix A hereto, "Final Average Compensation" means one-third of the aggregate of the Member's Compensation for the three (3) Plan Years in which his Compensation was highest out of the last five (5) or fewer Plan Years in which he was a Member. If a person has been a Member for less than three full Plan Years, Final Average Compensation means the greater of (a) if he was a Member for only one full Plan Year, then his Compensation for that Plan Year or if he was a Member for two full Plan Years, then the average of his Compensation for those two Plan Years and (b) the average of his Compensation for all Plan Years in which he was a Member. In determining Compensation for a Plan Year for the purpose of the two preceding sentences, the Member's Compensation for the entire Plan Year shall be taken into account even if he was not a Member for the entire Plan Year.

                  Section 1.9 "Former Member" means a person who at the time he ceased to be a Member was entitled to benefits under Article II or Article III.



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                  Section 1.10 "Member" means:

                  (a) each person who on the Effective Date (i) had a written contract in effect with the Corporation concerning his performance of services for the Corporation, (ii) was an officer of the Corporation and (iii) was a member of the Qualified Pension Plan;

                  (b) each person who on February 10, 1982 or on any subsequent date prior to January 1, 1997 meets all of the following three conditions: (i) has a written contract in effect with the Corporation concerning his performance of services for the Corporation which contract does not provide that membership in the Plan is waived, (ii) is an officer of the Corporation (either a corporate officer elected by the Board of Directors or a divisional or non-corporate officer appointed by the President or the chief executive officer of the Corporation pursuant to the by-laws), and (iii) is a member of the Qualified Pension Plan;

                  (c) Each person who on January 1, 1997 or on any date thereafter meets all of the following three conditions: (i) is an officer of the Corporation residing in the United States (either a corporate officer elected by the Board of Directors or a divisional or non-corporate officer appointed by the chief executive officer pursuant to the by-laws), (ii) is a member of the Qualified Pension Plan; and
         (iii) has been approved in writing by the chief executive officer for membership in the Plan; and

                  (d) Each other person specified in Appendix B hereto.

                  A person who is ineligible to retire under Article III shall cease to be a Member on the day his employment with the Corporation and all other Affiliated Corporations terminates. A person shall also cease to be a Member on the date he retires under Article III or dies.

             Section 1.11 "Normal Retirement Date" means the last day of the month coinciding with or immediately following the date a Member attains age 65.

             Section 1.12 "Other Retirement Program" means the Qualified Pension Plan, the Pall (U.K.) Ltd. Pension Fund, and in the case of a person who becomes a Member after July 11, 2000 and who is subsequently transferred to an Affiliated Corporation outside the United States, any pension or retirement benefit, plan or program (including government sponsored pension programs) covering employees of such Affiliated Corporation in which such Member accrues a vested benefit.



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             Section 1.13 "Plan Year" means the twelve consecutive month period beginning on August 1 and ending on July 31 of the following year.

             Section 1.14 "Primary Social Security Benefit" means the following:

                  (a) in the case of a Member entitled to a pension under
         Section 3.1 or Section 3.4, the annual old-age insurance benefit payable to the Member on his Normal Retirement Date, as computed under the provisions of Title II of the Social Security Act in effect on his Normal Retirement Date;

                  (b) in the case of a Member entitled to a pension under
         Section 2.2 or Section 3.2, the annual old-age insurance benefit payable to the Member on his Normal Retirement Date, as computed under the provisions of Title II of the Social Security Act in effect on the date his pension commences under Section 2.2 or Section 3.2; in making such computation in the case of a Member entitled to a pension under
         Section 2.2, it will be assumed that the Member will continue to receive "wages" as defined in Title II of the Social Security Act in each Plan Year until his Normal Retirement Date in the same amount as the Compensation he received in the last Plan Year during which he was a Member for the entire Plan Year; and

                  (c) in the case of a Member entitled to a pension under
         Section 3.3, the annual disability benefit payable to the Member under the provisions of Title II of the Social Security Act in effect on the date his pension commences under Section 3.3.

                  The Committee may adopt rules governing the computation of the Primary Social Security Benefit which shall be uniformly applicable to all persons similarly situated. The non-receipt by a Former Member of his Primary Social Security Benefit because of failure to apply for the same, continued employment, or for any other reason, shall be disregarded.

                  Section 1.15 "Qualified Domestic Trust" means a trust described in section 2056A of the Internal Revenue Code of 1986, as amended.

                  Section 1.16 "Qualified Pension Plan" means the plan qualified under Section 401(a) of the Internal Revenue Code which was originally known as the Pall Corporation Retirement Plan, subsequently known as the Pall Corporation Pension Plan and, effective November 1, 1999, became known as the Pall Corporation Cash Balance Pension Plan.



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                  Section 1.17 "Total and Permanent Disability" means such
disability as entitles the Member to a Social Security certificate of disability award under the Federal Social Security Act, as from time to time amended, and the possession of such a certificate by a Member shall, unless and until it is revoked, be conclusive evidence of such disability. The Committee may require a disabled Former Member, from time to time, but not more than once each Plan Year, to furnish the Committee with evidence satisfactory to the Committee that such certificate has not been Revoked.


                                   ARTICLE II
                                     VESTING

                  Section 2.1 (a) Normal Vesting. Each Member whose services for the Corporation and all other Affiliated Corporations terminate for any reason (other than his death) under circumstances in which he is not entitled to retirement benefits under any of the provisions of Article III, shall, subject to the provisions of Section 4.3, be entitled to a vested pension in the amount, and payable at such time, as provided in this Article, provided, however, that, notwithstanding the foregoing, except as provided in Section 2.1(b) a person who becomes a Member on or after February 10, 1982 shall not be entitled to a vested pension under this Article II unless (a) he is an employee of an Affiliated Corporation on the earlier of (i) his 60th birthday and (ii) the date on which he has been employed by an Affiliated Corporation or Corporations for a period of 25 years or (b) he has held the position of Executive Vice President of the Corporation at any time after February 10, 1982, provided further, however, that any person who becomes a Member after July 11, 2000 shall not be entitled to a vested pension until he has been a Member for five years.

                  (b) Upon Change in Control. In addition to the vesting provided for in Section 2.1(a), upon the occurrence of a Change in Control (as hereinafter in this paragraph defined) each Member (A) whose services for the Corporation and all other Affiliated Corporations terminate for any reason (other than his death) under circumstances in which he is not entitled to retirement benefits under any of the provisions of Article III and (B) who was a member of the Operating Committee of the Corporation at any time during the 30-day period immediately preceding the occurrence of such Change in Control shall, subject to the provisions of Section 4.3, be entitled to a vested pension in the amount, and payable at such time, as provided in this Article. A "Change in Control" for purposes of this Section 2.1(b) shall mean the occurrence of any of the following:



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                  (i)      the "Distribution Date" as defined in Section 3 of
                           the Rights Agreement dated as of November 17, 1989 between the Corporation and United States Trust Company of New York as Rights Agent, as amended by Amendment No. 1 to Rights Agreement dated April 20, 1999 and as the same may have been further amended or extended to the time in question or in any successor agreement (the "Rights Agreement"); or

                  (ii) any event described in Section 11(a)(ii)(B) of the Rights Agreement; or

                  (iii) any event described in Section 13 of the Rights Agreement, or

                  (iv) the date on which the number of duly elected and qualified directors of the Corporation who were not either elected by the Corporation's Board of Directors or nominated by the Board of Directors or its Nominating Committee for election by the shareholders shall equal or exceed one-third of the total number of directors of the Corporation as fixed by its by-laws.

                  Section 2.2 Amount and Payment of Vested Pension. The vested pension shall be a monthly pension commencing on the first day of the month after such Former Member has attained his Early Retirement Date. The monthly pension under this Section shall be equal to the amount computed under Section 3.1, without any reduction if the pension of such Former Member commences prior to his Normal Retirement Date.

                  Section 2.3 Death Benefit to Spouse. If a Member dies after becoming entitled to a vested pension but prior to becoming entitled to retirement benefits under any of the provisions of Article III, and prior to the commencement of the payment of his pension under this Article, and if such Member is survived by a spouse to whom he has been lawfully married for at least one year prior to his death, then such spouse shall be entitled to receive a monthly pension for life, commencing on the first day of the month following the date of the Member's death or, if later, the date that would have been the Member's Early Retirement Date if he had not died. The monthly pension under this Section shall be equal to fifty percent (50%) of the pension, computed in accordance with Section 3.1, the Member would have been entitled to receive if he had retired on the later of his Early Retirement Date or the date of his death.



                                       6
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                  Notwithstanding the foregoing, if a federal estate tax marital deduction is available for amounts passing to a Member's spouse only if such amounts pass in a Qualified Domestic Trust, then the amounts otherwise payable to such spouse pursuant to this Section 2.3 upon the Member's death shall not be paid to such spouse but shall be paid, instead, to a Qualified Domestic Trust, if the Member has so directed either (x) in a written instrument executed by the Member and filed with the Committee (and not revoked by him prior to his death) or (y) in the Member's last will and testament. Any payments to be made to a Qualified Domestic Trust pursuant to the preceding sentence shall be made in the same amounts, and at the same times, as such payments would have been made if payable directly to the Member's spouse in the absence of such direction.


                                   ARTICLE III
                                    BENEFITS

                  Section 3.1 Normal Retirement Pension. Each Member who retires on his Normal Retirement Date shall be entitled to receive a monthly pension commencing on the first day of the month following his Normal Retirement Date. The monthly pension payable under this Section shall be equal to one-twelfth (1/12) of the amount determined as follows:

                  (a) fifty percent (50%) of the Member's Final Average Compensation (seventy percent (70%) as to a Member who on March 16, 1987 held the office of Executive Vice President of the Corporation), reduced by

                  (b)  the sum of

                           (i) the total annual pension payable to the Member under all Other Retirement Programs (excluding any portion thereof attributable to contributions to such Other Retirement Programs by such Member), and

                           (ii) the Member's Primary Social Security Benefit.

For purposes of this Section, the amount of the pension payable to the Member under any Other Retirement Program shall be deemed to be the amount payable thereunder to the Member in the form of a single life annuity for the Member's life, whether or not the Member receives payment of such pension in such form; provided, however, that the amount of such pension shall be taken into account under (b)(i) above only on and after the date on which payment of the Member's pension under such Other Retirement Program commences or is paid. For purposes of the preceding sentence, if a Member elects a lump sum distribution under the Qualified Pension Plan as amended effective November 1, 1999, the Member's pension under the Qualified Pension Plan shall be deemed to have commenced on the date on which such lump sum distribution is due to be paid by the terms of the Qualified Pension Plan.



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                  Section 3.2 Early Retirement Pension. A Member who has
attained his Early Retirement Date may retire on the last day of any month which is not less than thirty (30) days after he has filed a written request for retirement on such day with the Committee. In such event, a Member shall be entitled to receive a monthly pension commencing on the first day of the month after his retirement. The monthly pension under this Section shall be equal to the amount computed under Section 3.1, without any reduction because payment commences prior to his Normal Retirement Date.

                  Section 3.3 Disability Retirement Pension. A Member who suffers Total and Permanent Disability shall retire and shall be entitled to receive a monthly pension commencing on the first day of the month after such disability has continued for six months and continuing only during such period during which such Member suffers Total and Permanent Disability. Notwithstanding the foregoing, the pension of any Member who ceases to suffer Total and Permanent Disability after he has attained his Normal Retirement Date shall continue during his lifetime. The monthly pension under this Section shall be equal to the amount computed under Section 3.1 without any reduction because payment commences prior to his Normal Retirement Date.

                  Section 3.4 Deferred Retirement Pension. Each Member who retires after his Normal Retirement Date shall be entitled to receive a monthly pension commencing on the later of (i) the first day of the month in which his pension under any Other Retirement Program commences or (ii) the first day of the month after his retirement. The monthly pension under this Section shall be equal to the greater of (a) the amount computed under Section 3.1 or (b) the amount computed under Section 3.1 after first determining "Final Average Compensation" on the basis of the Plan Year in which the Member's Normal Retirement Date occurred and the immediately preceding four Plan Years (the immediately preceding nine Plan Years in the case of the persons who were Chairman of the Board, Vice Chairman of the Board and President of the Corporation on March 16, 1987) and then multiplying the pension amount thus computed by the percentage increase, if any, of the Consumer Price Index for the month immediately preceding the month in which the Member's pension under this
Section is to commence over the Consumer Price Index for the month in which the Member's Normal Retirement Date occurred.



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                  Section 3.5 Death Benefit to Spouse. If a Member who is
eligible to retire and thereupon receive a pension under this Article dies prior to the commencement of payment of his pension and the Member is survived by a spouse to whom he has been lawfully married for at least one year prior to his death, such spouse shall be entitled to receive a monthly pension for life, commencing on the first day of the month following the date of the Member's death. The monthly pension under this Section shall be equal to fifty percent (50%) of the pension the Member would have been entitled to receive under this Article had he retired on the date of his death under the Plan and all Other Retirement Programs in which he was a participant.

                  Notwithstanding the foregoing, if a federal estate tax marital deduction is available for amounts passing to a Member's spouse only if such amounts pass in a Qualified Domestic Trust, then the amounts otherwise payable to such spouse pursuant to this Section 3.5 upon the Member's death shall not be paid to such spouse but shall be paid, instead, to a Qualified Domestic Trust, if the Member has so directed either (x) in a written instrument executed by the Member and filed with the Committee (and not revoked by him prior to his death) or (y) in the Member's last will and testament. Any payments to be made to a qualified Domestic Trust pursuant to the preceding sentence shall be made in the same amounts, and at the same times, as such payments would have been made if payable directly to the Member's spouse in the absence of such direction.

                  Section 3.6 Restoration of Former Members to Employment. If any Former Member who is entitled to a pension under Article II or this Article again becomes an employee of any Affiliated Corporation, his pension (if any was being paid) shall cease. Upon his subsequent retirement or other termination of employment his pension shall (i) recommence (if it was being paid) and (ii) be recomputed under Article II or Article III taking into consideration his Final Average Compensation and the total annual pension payable to the Member under all Other Retirement Programs as the date of such subsequent retirement or other termination of employment.


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                                   ARTICLE IV
                          PAYMENT AND FORM OF PENSIONS

                  Section 4.1 Payment of Pensions. All pensions payable pursuant to Article II or Article III shall, upon application therefor by a Member, Former Member, spouse or beneficiary and approval thereof by the Committee, be paid by the Corporation, acting on the direction of the Committee, provided, however, that the Corporation shall be obligated to pay a pension to which a Member, Former Member, spouse or beneficiary is entitled by the terms of this Plan notwithstanding the failure or refusal of the Committee to approve or direct payment of such pension unless the Committee has a valid basis for such failure or refusal by the terms of this Plan. Payment of pensions shall begin on the first day of the month as provided in Article II or Article III and shall cease after the first day of the month coinciding with or immediately preceding the death of the Former Member, spouse or beneficiary.

                  Section 4.2 Form of Pensions. The pension payable to a Member or Former Member under Article II or Article III shall be paid in such form as the Member or Former Member has elected, other than a single lump sum distribution form, and provided that, on the day on which the Member or Former Member makes such election, his elected form of payment is an authorized form of payment under any Other Retirement Program in which the Member or Former Member is a participant. If the pension the Member or Former Member receives under this Plan is to be paid in a form other than a monthly pension payable only during the lifetime of the Member or Former Member, such pension shall be adjusted so that it is the actuarial equivalent of such lifetime only pension. The actuarial factors used in determining such actuarial equivalent shall be the same actuarial factors which are in use, on the day on which the pension hereunder commences, by the Other Retirement Program to determine actuarial equivalence for the same form of payment in which the Member's or Former Member's pension hereunder is to be paid.

                  An election as to the form of payment for the pension payable to a Member or Former Member under Article II or Article III shall be made in writing, shall specify the form of payment selected, and shall be filed with the Committee no later than 30 days after such individual has become a Member pursuant to Section 1.10 or, in the case of any individual who was a Member or Former Member on May 1, 1989, by no later than June 30, 1989.



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                  At the time such election is made, the Member or Former Member may also elect an alternative form of payment for his pension hereunder, and have payment of his pension made automatically in such alternative form in the event that (a) in the case of a Member or Former Member who is single at the time of his election, the Member or Former Member is married at the time payment of his pension is to commence or (b) in the case of a Member or Former Member who is married at the time of his election, such Member or Former Member is not married or is legally separated at the time payment of his pension is to commence, or, if at such time, the Member or Former Member's spouse has a terminal illness. The spouse of a Member or Former Member shall be treated as having a "terminal illness" if the spouse has incurred any illness or injury that, in the judgment of the Committee, has been determined by competent medical evidence to be likely to result in the death of such spouse within a period of three years from the date on which the terminal nature of such illness or injury was first determined.

                  A Member or Former Member may elect, as an alternative form of payment, any form, other than a single lump sum distribution form, that, on the day on which such election is made, is an authorized form of payment under any Other Retirement Program in which the Member or Former Member is a participant. Any individual who was a Member or Former Member on June 30, 1989, may elect an alternative form of payment pursuant to the preceding paragraph by specifying in writing the alternative form selected and filing same with the Committee no later than 30 days after December 19, 1989.

                  Any election made by a Member or Former Member as to the form of payment, or alternative form of payment, of his pension hereunder shall be irrevocable.

                  Notwithstanding any other provision herein to the contrary, if under the form of payment that a Member or Former Member has elected under this
Section 4.2 any amounts are otherwise payable to the Member's or Former Member's spouse upon the death of the Member or Former Member, and if at the time of the Member's or Former Member's death a federal estate tax marital deduction is available for amounts passing to such Member's or Former Member's spouse only if such amounts pass in a Qualified Domestic Trust, then the amounts so payable shall not be paid to such spouse but shall be paid, instead, to a Qualified Domestic Trust, if the Member or Former Member has so directed, either (x) in a written instrument executed by the Member or Former Member and filed with the Committee (and not revoked by him prior to his death) or (y) in the Member or Former Member's last will and testament. Any payments to be made to a Qualified Domestic Trust pursuant to the preceding sentence shall be made in the same amounts, and at the same times, as such payments would have been made if payable directly to the Member's or Former Member's spouse in the absence of such direction.



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                  Section 4.3 Conditions of Payment of Pensions. The payment of any pension under this Plan to a Former Member, spouse or beneficiary is contingent on the following:

                  (a) that at no time either prior to or subsequent to retirement or other termination of employment shall such Member or Former Member engage in any business or other activity which, in the reasonable judgment of the Committee, is competitive with any activity of an Affiliated Corporation, except that it shall not be deemed a violation of this Section 4.3(a) or of Section 4.3(b) for a Member or Former Member to engage in any such competitive activity after the Corporation has terminated an employment agreement in effect with such Member or Former Member if by the terms of such employment agreement the Member or Former Member is not prohibited from engaging in such competitive activity immediately following such termination by the Corporation;

                  (b) that at no time either prior to or subsequent to his retirement or other termination of employment shall such Member or Former Member violate the provisions of his secrecy or invention agreements with the Corporation (if the Member or Former Member is or was a party to the "Pall Corporation Employee Agreement" substantially in the form annexed as Exhibit A to the Plan as amended in October 1987, then said Employee Agreement shall be deemed a "secrecy or invention agreement" referred to in this Section 4.3(B)), and

                  (c) that such Member or Former Member shall not have been discharged by the Corporation or another Affiliated Corporation as a result of gross negligence or willful misconduct, and he shall not, while a Member, have engaged in conduct which, had it been known at the time, would have resulted, on the grounds of gross negligence or willful misconduct, in his discharge by the Corporation or another Affiliated Corporation.



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                  If the Committee determines that such Member or Former Member has violated any of the conditions of this Section it shall notify such Member or Former Member and the obligation of the Corporation to make any payments to such Member or Former Member or his spouse or beneficiary shall forthwith terminate, provided that no amount paid prior to the date of such determination by the Committee shall be required to be repaid. Any action by the Committee under this Section must be taken within one year from the date by which the facts which constitute a violation of any of the conditions of this Section have been brought to the attention of the Committee.


                                    ARTICLE V
                         CERTAIN RIGHTS AND LIMITATIONS

                  Section 5.1 Prohibition Against Alienation of Benefits. No benefit under the Plan shall be subject in any manner to anticipation, sale, transfer, assignment, pledge, encumbrance or charge, and any attempt so to anticipate, alienate, sell, transfer, assign, pledge, encumber or charge the same shall be void; nor shall any such benefit be in any manner liable for or subject to garnishment, attachment, execution or levy, or liable for or subject to the debts, contracts, liabilities, engagements or torts of the person entitled to such benefits; and in the event that the Committee shall find that any Member, Former Member or his spouse or beneficiary has become bankrupt or has attempted to anticipate, alienate, sell, transfer, assign, pledge, encumber or charge any benefits under the Plan, then payment of such benefit shall, in the discretion of the Committee, cease and terminate, and in that event the Committee shall hold or apply the same to or for the benefit of such Member, Former Member or spouse or the children or other dependents of the same, or beneficiary in such manner and in such proportions as the Committee may deem proper, and any such application shall be a complete discharge of all liabilities of the Corporation therefor.

                  Section 5.2 Incompetency. In the event that the Committee shall find that a Member, Former Member or other person entitled to a benefit under the Plan is unable to care for his affairs because of illness or accident or because he is a minor, the Committee may direct that any benefit payment due him, unless claim shall have been made therefor by a duly appointed guardian, committee or other legal representative, be paid to a spouse, child, parent or other blood relative of such person or to anyone found by the Committee to have incurred expense for the support and maintenance of such person, and any such payment so made shall be a complete discharge of all liabilities of the Corporation therefor.



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                  Section 5.3 No Right to Continued Employment. The
establishment and continuation of the Plan by the Corporation shall not confer any legal rights upon any Member or any person to continued employment, nor shall such establishment or continuation interfere with the rights of the Corporation to discharge any Member and to otherwise treat him without regard to the effect which such discharge might have upon him as a Member.

                  Section 5.4 Payment of Taxes. The Corporation shall have the right to deduct and withhold from any amount which it is otherwise obligated to pay under the Plan any amount which it may be required to deduct or withhold pursuant to any applicable statute, law, regulation or order of any jurisdiction whatsoever. The Corporation shall not be required to pay any amount to the spouse or beneficiary of any deceased Member pursuant to Article III until such spouse, beneficiary or the legal representatives of the deceased Member shall have furnished the Committee with evidence satisfactory to the Corporation of the payment or the provision for the payment of any estate, transfer, inheritance or death taxes which may be payable with respect thereto.


                                   ARTICLE VI
                           ADMINISTRATION OF THE PLAN

                  Section 6.1 Appointment of Committee. The Board of Directors shall appoint a Committee of not less than three nor more than five persons who shall serve at the pleasure of said Board. Any vacancy in the Committee arising by death, resignation or otherwise shall be filled by the Board of Directors.

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                  Section 6.2 Duties and Powers of the Committee. The Committee
shall be responsible for the control and management of the operation and administration of the Plan and the proper execution of its provisions. It shall also be responsible for the construction of the Plan and the determination of all questions arising hereunder. It shall maintain all necessary books of accounts and records. In furtherance of the foregoing, the Committee shall have the sole power and responsibility (i) to establish, interpret, enforce, amend and revoke from time to time such rules and regulations for the administration of the Plan and the conduct of its business as it deems appropriate, provided such rules and regulations are uniformly applicable to all persons similarly situated, (ii) to receive and approve or disapprove (where approval is required) elections of Members and Former Members to receive benefits, to otherwise determine the entitlement of Members, Former Members and their spouses and beneficiaries to benefits under the Plan and to decide any disputes which may arise relative to the rights of the Members, Former Members and their spouses and beneficiaries with respect to such benefits, and (iii) to keep all appropriate records and data pertaining to the interests of the Members, Former Members and their spouses and beneficiaries in the Plan. Any action which the Committee is required or authorized to take shall, to the extent permitted by applicable law, be final and binding upon each and every person who is or may become interested in the Plan, provided, however, that nothing in this Section
6.2 is intended to or shall be deemed or construed to empower the Committee to deny to any person a pension to which such person is entitled by the terms of this Plan other than this Section 6.2 or to deprive any person of the right to a determination by a court of competent jurisdiction of whether such person is entitled to a pension pursuant to this Plan and of the amount and other terms of such pension.

                  Section 6.3 Conduct of Affairs of Committee. The Committee shall hold such meetings upon such notice at such place or places and at such times as it may from time to time deem appropriate. The Committee may act by a majority of its members in office from time to time. The action of such majority may be taken at a meeting of the Committee or pursuant to written consent of such majority without a meeting. It shall elect from time to time one of its own members to act as Chairman and a different person, who may but need not be a member of the Committee, to act as Secretary. It may authorize any one or more of its members to execute and deliver any documents on behalf of the Committee.

                  Section 6.4 Expenses and Liability. The expenses of administering the Plan shall be paid by the Corporation. The members of the Committee shall serve without compensation for their services as such, but shall be reimbursed by the Corporation for any expenses they may individually or collectively incur in the performance of their duties hereunder. No member of the Committee shall be personally liable for anything done or omitted to be done by him unless it shall have been judicially determined that the member failed to perform his duties under the Plan in good faith and in a prudent manner.

                  Section 6.5 Indemnification of Committee Members. The Corporation shall, to the maximum extent permitted under applicable law, indemnify each member of the Committee from and against any and all claims, actions, demands, losses, damages, expenses and liabilities arising from any act or omission of the member in connection with the performance of his duties hereunder and for which the member is not reimbursed or otherwise made whole under any contract or contracts of insurance maintained by the Corporation for the purpose of indemnifying the member from and against any and all such claims, actions, demands, losses, damages, expenses and liabilities which may arise therefrom. Such indemnification shall include attorneys' fees and all other costs and expenses reasonably incurred by the member in defense of any claim or action brought or asserted against him arising from such act or omission. Notwithstanding the foregoing, the Corporation shall not indemnify any member of the Committee with respect to any claims, actions, demands, losses, damages, expenses and liabilities arising from any act or omission of the member with respect to the performance of his duties hereunder if such act or omission is deemed by the Corporation to constitute gross negligence, willful misconduct, criminal conduct or dealing with the Plan for his own benefit or for his own account.

                  Section 6.6 Claims Procedure. A Member, Former Member, spouse or beneficiary may claim any benefits under the Plan which such person believes is properly payable pursuant to the provisions of the Plan by filing an application therefor. Such claim shall be filed with the Committee on a form approved by it. The claim shall be approved or denied by the Committee within ninety (90) days after the claim was filed. If the Committee in its sole discretion determines that special circumstances exist which require an extension of time to process the claim, the Committee shall (i) give the claimant written notice, within ninety (90) days after the claim was filed, specifying the special circumstances and the expected date of a decision on the claim and (ii) approve or deny the claim within 180 days after the claim was filed.

                  If the claim is denied in full or in part, the claimant shall be given written notice setting forth, in a manner calculated to be understood by the claimant, (i) the specific reason or reasons for such denial, (ii) specific reference to the pertinent provision or provisions of the Plan upon which such denial was based, (iii) a description of any additional information, documentation or other material necessary for the claimant to perfect his claim and an explanation of why such information, documentation or other material is necessary, and (iv) an explanation of the procedure for obtaining a review of the denial of the claim. The claimant or his duly authorized representative may request a review of the denial of the claim by filing with the secretary of the Committee a written request for review within, and only within, the period of sixty (60) days commencing with the date the denial of the claim was posted by registered or certified mail to the claimant. The claimant and his duly authorized representative shall be given a reasonable opportunity to review the documents of the Plan and to submit their written issues and comments to the Committee at any time prior to the expiration of the aforesaid 60-day period.

                  Within the period of sixty (60) days of the date a request for review of a denial of claim is received by the Committee, the Committee shall consider the request and post its final decision to the claimant by registered or certified mail. In the event that the Committee in its sole discretion determines that a hearing is warranted, and a hearing is held before the Committee (at which hearing the claimant and his duly authorized representative shall be given a reasonable opportunity to present their views), or in the event that the Committee determines that the case otherwise presents special circumstances requiring an extension of time for processing the request for review, the Committee shall (i) give the claimant written notice of the extension within sixty (60) days after receiving the request for review and (ii) post its final decision to the claimant by registered or certified mail not later than 120 days after the date the request for review was received by the Committee. Such decision shall be written in a manner calculated to be understood by the claimant, and shall fully set forth the reason or reasons for the decision, with specific references to the pertinent provision or provisions of the Plan upon which the decision was based.

                                   ARTICLE VII
                             CONTRACTUAL OBLIGATION

                  The obligation of the Corporation under this Plan to make payments of pensions when due is merely contractual, and all such pensions shall be paid from the general revenues of the Corporation. Nothing contained in this Plan shall require the Corporation to segregate or earmark any cash or other property for any Member, Former Member, spouse or beneficiary.


                                  ARTICLE VIII
                            AMENDMENT AND TERMINATION

                  Section 8.1 Amendment and Termination. The Plan may not be amended or terminated, in whole or in part, without the written consent of (a) each Member, (b) each Former Member and (c) any spouse or beneficiary of a Member or Former Member who at the time of the proposed amendment or termination is receiving benefits under the Plan subsequent to the death of the Member or Former Member. Notwithstanding the foregoing, no such consent shall be required from a Member, Former Member, spouse or beneficiary as to whom the proposed amendment to, or termination of, the Plan would not under any circumstances or at any time reduce the benefits payable under the Plan to such Member, Former Member, spouse or beneficiary.

                  Section 8.2 Successors and Assigns. The Plan shall be binding upon and inure to the benefit of the Corporation and its successors and assigns, but no assignment shall relieve the Corporation of any of its obligations or liabilities hereunder to a Member, Former Member, spouse or beneficiary without the written consent of such person.


                                   ARTICLE IX
                                  CONSTRUCTION

                  9.1 Governing Law. This Plan shall be governed by and construed in accordance with the laws of the State of New York.

                  9.2 Words and Headings. As used herein, the masculine gender shall be deemed to refer to the feminine, and the singular person shall be deemed to refer to the plural, wherever appropriate. The headings of Articles and Sections are inserted for convenience and reference only, and in the event of any conflict between the text of any provision of the Plan and the heading thereof, the text shall control.

                           SUPPLEMENTARY PENSION PLAN
                                   APPENDIX A

         Anything in Section 1.8 to the contrary notwithstanding: (a) in the case of each Member who on March 16, 1987 held the office of Chairman of the Board (David B. Pall), Vice Chairman of the Board (Abraham Krasnoff) or President (Maurice G. Hardy) of the Corporation, the term "Final Average Compensation" means one-half of the aggregate of such Member's Compensation for the two (2) Plan Years in which his Compensation was highest out of the last ten
(10) Plan Years in which he was a Member; (b) in the case of Henry Petronis, who on March 16, 1987 held the office of Executive Vice President of the Corporation, the term "Final Average Compensation" means one-half of the aggregate of such Member's Compensation for the two (2) Plan Years in which his Compensation was highest out of the last five (5) Plan Years in which he was a Member; (c) in the case of Stanley Wernick, who on April 28, 1992 held the office of Senior Vice President and Treasurer and Chief Financial Officer of the Corporation, the term "Final Average Compensation" means one-half of the aggregate of such Member's Compensation for the two (2) Plan Years in which his Compensation was highest out of the last five (5) Plan Years in which he was a Member; and (d) in the case of Arnold Weiner, who on October 6, 1997 was a Group Vice President of the Corporation, the term "Final Average Compensation" means one-third of the aggregate of his Compensation for the three (3) Plan Years in which his Compensation was highest out of the last seven (7) Plan Years in which he was a Member.

                           SUPPLEMENTARY PENSION PLAN
                                   APPENDIX B

         Supplementing Section 1.10, "Member" means, in addition to the persons identified therein, the following :

                  (e) each person who on October 20, 1980 held the office of President of either of the following Affiliated Corporations:

                           Mectron Industries Inc.

                           Pallflex, Inc.;

                  (f) the person who, on July 6, 1986, held the office of President of Pall Pneumatic Products Corporation (an Affiliated Corporation); and

                  (g) Roy Sheaff, who on May 1, 1990 was an appointed vice president of the Corporation.